Notice of Annual Meeting of Shareholders
                                      of
                              WEIS MARKETS, INC.
                                To Be Held On
                                JUNE 25, 2001






TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of the Shareholders of Weis Markets, Inc. (the "Company"), will be held on Monday, June 25, 2001, at 10:00 a.m., Eastern Standard Time, at Tedd's on the Hill, Routes 11 & 15, Shamokin Dam, Pennsylvania 17876, for the following purposes:

1. To elect seven directors to serve, subject to provisions of the by-laws, until the next Annual Meeting of shareholders or until their respective successors have qualified.
2. To approve the appointment of independent public accountants for the current fiscal year.
3. To act upon such other business as may properly come before such meeting, or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on May 25, 2001, as the record date for the meeting. Only holders of shares of stock of record at that time will be entitled to vote at the meeting or any adjournments or postponements thereof.

To assure your representation at the meeting, please sign and mail promptly the enclosed proxy, which is being solicited on behalf of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

                                       By order of the Board of Directors,



                                       WILLIAM R. MILLS
                                       Secretary of the Company

May 28, 2001
Sunbury, Pennsylvania

                    (This page was intentionally left blank.)

                              WEIS MARKETS,INC.
                               PROXY STATEMENT

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 2001
     This Proxy Statement is submitted with the Notice of the Annual Meeting of Shareholders of Weis Markets, Inc. (the "Company"), to be held Monday, June 25, 2001, at 10:00 a.m., Eastern Standard Time, at Tedd's on the Hill, Routes 11 & 15, Shamokin Dam, Pennsylvania 17876, and the form of proxy enclosed with such notice.

                   INFORMATION CONCERNING THE SOLICITATION
     The proxy form, which accompanies this statement, is being solicited on behalf of the Company. Subject to the conditions hereinafter set forth, the shares represented by each proxy executed in the accompanying form of proxy will be voted at the meeting, or any adjournments or postponements thereof, in accordance with the specifications therein made. Where there is no contrary choice specified, the proxy will be voted "FOR" each of the proposals as therein specified. Proxy material will be first sent to shareholders on or about May 28, 2001.

     A proxy executed in the form enclosed may be revoked by the person signing the same at any time before the authority thereby granted is exercised. The revocation may be exercised at any time before the annual meeting by indicating the revocation in writing. This revocation should be directed to the Judge of Elections, Weis Markets, Inc., 1000 South Second Street, Sunbury, Pennsylvania 17801-0471. The proxy may also be revoked by voting in person at the annual meeting or by voting a later dated proxy.

     The Company will provide, without charge, on written request from security holders, copies of the Company's Annual Report on Form 10-K.

     Expenses related to the solicitation of the proxies for the meeting and the handling and tabulation of proxies received, estimated at $27,000 in total, will be paid by the Company. Officers, directors, and regular employees of the Company may solicit proxies personally, by telephone or otherwise, from some shareholders, if proxies are not promptly received, for which they will not receive additional compensation. The Company may reimburse charges of banks, brokers, and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. It is estimated that such costs will be nominal.

                 SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING
     Shareholders who intend to submit a proposal to be presented at the next annual meeting, which if appropriate, will be included in the Company's next annual Proxy Statement, must submit a concise written text of the proposal and the reasons therefore to the Secretary at the executive offices on or before November 1, 2001.

                     MATTERS TO BE ACTED UPON AT THE MEETING
     As the notice of the meeting indicates, the following are the matters to be acted upon at the meeting:

1. Seven directors will be elected at the meeting to hold office, subject to the Company by-laws, until the next annual meeting of shareholders or until their respective successors have qualified.
2. A request for shareholder approval of the appointment of Ernst & Young LLP as the independent public accountants for the Company and its wholly owned subsidiaries.
3. Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Company's by-laws specify that any matter to be brought before an annual meeting by a shareholder must be received at the principal executive offices of the Company not later than the close of business on the sixtieth day prior to the anniversary date of the immediately preceding annual meeting of shareholders. Management does not intend to bring any other matters before the meeting, and does not know of any matter that is eligible for action at the meeting.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
     The holders of Common Stock of the Company of record at the close of business May 25, 2001 will be entitled to vote on all matters at the meeting. Each holder of Common Stock will be entitled to one vote for each share of stock so held and to cumulative voting rights in the election of directors. Under cumulative voting, a shareholder, or the shareholder's proxies, may vote the number of shares of stock owned by the shareholder for as many persons as there are directors to be elected, or may cumulate such votes and give to one or distribute among two or more nominees as many votes as shall equal the number of directors to be elected multiplied by the number of the shareholder's shares of stock.

     Directors are elected by a plurality vote of all votes cast at the meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum, but will not affect the election of directors or other matters submitted to the vote of shareholders.

     The number of outstanding shares of Common Stock as of May 25, 2001 is 27,210,915. The presence, in person or by proxy, of at least 13,605,458 shares will constitute a quorum.

     The following persons are known by the Company to be the beneficial owners of more than 5% of its Common Stock, which is its only class of voting securities, on May 25, 2001. Information contained in the table and footnotes below were derived from filings made with the Securities and Exchange Commission by the beneficial owners.

       Name and Address             Amount and Nature    Percent
             of                       of Beneficial        of
       Beneficial Owner                 Ownership         Class
 ----------------------------------  -------------------  ----------
 Robert F. Weis                         12,758,189 (1)       46.9
  c/o Weis Markets, Inc.
  1000 South Second Street
  Sunbury, PA 17801-0471

 Ellen W. P. Wasserman                   3,281,424 (2)       12.1
  c/o Weis Markets, Inc.
  1000 South Second Street
  Sunbury, PA 17801-0471

 Sidney Apfelbaum, Trustee for the       2,498,116 (3)        9.2
 Charles B. Degenstein Foundation
  43 South Fifth Street
  Sunbury, PA 17801

-------------------------------------------------------------------------------
Footnotes:
(1) Robert F. Weis has sole voting and dispositive power as to all 12,758,189 shares listed. This amount includes 6,649,087 shares held in trust under the Will of Harry Weis, with Mellon Bank Corporation and Robert F. Weis as co-trustees.

(2) Ellen W. P. Wasserman has sole voting and investment power as to all 3,281,424 shares listed.

(3) Sidney Apfelbaum has sole voting and dispositive power as to 2,308,526 shares held in the Charles B. Degenstein Foundation Charitable Deed of Trust at Mellon Bank Corporation. Mr. Apfelbaum shares dispositive power as to 23,976 shares with his wife, shares voting and dispositive power as to 18,000 shares with Mellon Financial Corporation, Mellon Bank, N.A. and Walter Zweifler as co-trustees of the Zweifler Family Trusts, and shares voting and dispositive power as to 147,614 shares with Mellon Financial Corporation, Mellon Bank, N.A. and Lore Degenstein as co-trustees of the Lore Degenstein Trusts.
End Footnotes.
-------------------------------------------------------------------------------

                      PROPOSAL NO. 1 ELECTION OF DIRECTORS
  The following is a concise statement of information concerning directors proposed by the Company as nominees, together with certain other information with respect to such nominees:

                                                                        Shares of Stock
                                                                             of the
                               Period                                       Company       Percent
                                 of                Principal          Beneficially Owned    of
       Name            Age  Directorship          Occupation            on May 25, 2001    Class
 --------------------  ---  ------------  --------------------------  ------------------  -------
 Robert F. Weis         81      1947           Chairman of the            12,758,189       46.9
                               to date         Board & Treasurer

 Norman S. Rich         63      1991              President                   23,373          *
                               to date

 William R. Mills       44      1996        Vice President Finance             2,000          *
                               to date            & Secretary

 Jonathan H. Weis       34      1996        Vice President Property           88,559          *
                               to date     Management and Development

 Michael M. Apfelbaum   40      1996          Partner, Apfelbaum              27,064          *
                               to date       Apfelbaum & Apfelbaum
                                               Attorneys at Law

 Richard E. Shulman     61      1994              President                      229          *
                               to date          Industry Systems
                                                 Development Co.

 Steven C. Smith        44      2001           President & CEO                    --         --
                               to date      K-VA-T Food Stores, Inc.

 All 15 Directors and
 Officers as a Group                                                      12,924,597       47.5

* Owns less than 1% of class.

  Robert F. Weis. The Company has employed Mr. Weis since 1946. Mr. Weis served as Vice President-Treasurer from 1961 through August of 1994 at which time he was appointed Co-Chairman & Treasurer. In January of 1995, Mr. Weis was appointed Chairman & Treasurer. Robert F. Weis is the father of Director, Jonathan H. Weis, and brother of Ellen W. P. Wasserman who is also a beneficial owner of more than 5% of the Company's Common Stock. Mr. Weis has been a member of the Board of Directors since 1947. Mr. Weis also serves as a member of the Board of Trustees of the Sunbury Community Hospital.

  Norman S. Rich. The Company has employed Mr. Rich since 1964. Mr. Rich served as Vice President-Store Operations from 1980 until April 1992, when he became Vice President-Secretary of the Company. During the year 1994, Mr. Rich became President of the Company. Mr. Rich has been a member of the Board of Directors since 1991. Mr. Rich also serves on the Board of Trustees of Evangelical Community Hospital and as a Director of the Food Marketing Institute.

  William R. Mills. The Company has employed Mr. Mills since 1992. Mr. Mills served as Vice President Finance from 1992 through January 1995, at which time he became Vice President Finance & Secretary of the Company. Mr. Mills has been a member of the Board of Directors since 1996.

  Jonathan H. Weis. The Company has employed Mr. Weis since 1989. Mr. Weis served the Company in various capacities, including Director of Property Management and Development, until July 1996, at which time he was appointed as Vice President Property Management and Development. Jonathan H. Weis is the son of Director, Robert F. Weis. Mr. Weis has been a member of the Board of Directors since 1996.

  Michael M. Apfelbaum. Mr. Apfelbaum is engaged in the private practice of law as a Partner with the firm of Apfelbaum, Apfelbaum & Apfelbaum. Mr. Apfelbaum serves as Co-Counsel for the Charles B. Degenstein Foundation and as City Solicitor to the City of Sunbury. Mr. Apfelbaum has been a member of the Board of Directors since 1996.

  Richard E. Shulman. Mr. Shulman serves as President of Industry Systems Development Co., a consulting firm. He has expertise in the business of supermarket chains, food wholesalers and technology companies. Mr. Shulman has been a member of the Board of Directors since 1994.

  Steven C. Smith. Mr. Smith serves as President and Chief Executive Officer of K-VA-T Food Stores, Inc., a regional supermarket chain headquartered in Abingdon, VA. Since 1979, Mr. Smith has held various positions within K-VA-T including district manager, division vice president and chief operations officer. He was appointed to lead the National Grocers Association in 2000 and is currently serving as Chairman through 2002.

     The Company believes that the proposed nominees for election as directors are willing to be elected as such, and it is intended that the person named in the accompanying form of proxy or their substitutes will vote for the election of these nominees, unless specifically instructed to the contrary. However, if any nominee, at the time of the election, is unable or unwilling to serve, or is otherwise unavailable for election, and in consequence other nominees are designated, the persons in the proxy or their substitutes shall have discretion or authority to vote or refrain from voting in accordance with their judgment on the other nominees. The Company has no nominating committee.

                                 DIRECTORS' FEES
     Standard Board Compensation Arrangement. Directors who are not officers of the Company or any of its subsidiaries receive an annual retainer of $16,000 paid in quarterly installments during the year and an additional $1,000 for each regular meeting attended. Officers of the Company do not receive additional compensation for attendance at Board of Directors' meetings or committee meetings. Each member of the Audit Committee receives $700 for each audit committee meeting attended. Each non-employee Director of the Compensation Committee receives an annual retainer of $700 for their participation.

     New Director Compensation Arrangements. In May 2001, the Board of Directors passed a resolution to establish new compensation arrangements for non-management directors effective after the 2001 Annual Meeting of Shareholders. Directors who are not officers of the Company or any of its subsidiaries will receive an annual retainer of $20,000 paid in quarterly installments during the fiscal year and $1,000 for each meeting attended, including telephonic meetings lasting over one hour. Each member of the Audit Committee or Compensation Committee who is not an employee of the Company or any of its subsidiaries will receive $700 for each committee meeting attended, including telephonic meetings lasting over one hour.
The Chairman of each Committee will be paid an additional $1,000 annual retainer fee paid in quarterly installments during the fiscal year.

                 COMMITTEES OF THE BOARD AND MEETING ATTENDANCE
     Board of Directors. The Company's Board of Directors held four regular meetings and three special meetings during fiscal 2000. Messrs. Michael M. Apfelbaum, Joseph I. Goldstein and Richard E. Shulman attended all four of the regular meetings. Jeffrey E. Perelman joined the Board in June of 2000 and attended two regular meetings. Mr. Goldstein resigned from the Board of Directors on May 7, 2001, and Mr. Perelman decided not to stand for reelection.

     The Audit Committee. The Audit Committee acts independently to review the scope and results of the independent auditors' engagement and reviews the adequacy of the Company's internal audit and financial controls. The Committee is composed of independent directors for which information regarding the functions performed by the Committee, its membership is set forth in the "Report of the Audit Committee," included in this annual proxy statement.
The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

     The 2000 Audit Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Joseph I. Goldstein, Jeffrey E. Perelman and Richard E. Shulman. Mr. Apfelbaum served as Chairman of the Audit Committee. During fiscal 2000, Mr. Perelman attended two meetings and the other committee members attended all four meetings.

     The Compensation Committee. The Compensation Committee is responsible for developing policies and making recommendations about compensation of officers. The 2000 Compensation Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Joseph I. Goldstein, Jeffrey E. Perelman,
Richard E. Shulman and Jonathan H. Weis. Mr. Shulman served as Chairman of the Compensation Committee. The Compensation Committee held three meetings during the fiscal year.

     The Special Committee. The Special Committee was formed in fiscal 2000 by the Board of Directors to consider certain shareholder related proposals. The Committee consisted of Messrs. Jeffrey E. Perelman and Richard E. Shulman, both of whom are non-family affiliated and non-management directors and do not have personal involvement or a secondary interest in these proposals.
The role of the Committee members includes making recommended changes to the proposals if warranted. The Committee has full authority to retain its own legal and financial counsel in order to reach a determination regarding the proposals. For their services in fiscal 2000, Messrs. Perelman and Shulman each received a flat fee of $20,000 for their participation.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The 2000 Compensation Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Joseph I. Goldstein, Jeffrey E. Perelman, Richard
E. Shulman and Jonathan H. Weis. Jonathan H. Weis is an officer of the Company. Messrs. Apfelbaum, Goldstein, Perelman and Shulman were not officers or employees of the Company or had any relationship with the Company requiring disclosure under the Securities and Exchange Commission regulations.

     Other Arrangements. Central Properties, Inc., a Pennsylvania corporation ("Central Properties"), owns the land under a Company store and an adjacent parking lot in Lebanon, Pennsylvania. Central Properties leased these properties to the Company for $80,149 in fiscal 2000. The shareholders of Central Properties include Michael M. Apfelbaum and certain of his family members, Jonathan H. Weis and Robert F. Weis, each of who is a director of the Company.

     On May 15, 2001, Central Properties conveyed a building and parcel of land located in Camp Hill, Pennsylvania to the company for consideration of $950,000 plus associated closing costs. The transaction was negotiated by employees of the company who were independent of Central Properties and by counsel for Central Properties who was independent of Weis Markets. The company intends to expand a store location after the transaction and have full ownership of the adjacent parking lot.

                         REPORT OF THE AUDIT COMMITTEE
     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 30, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

     Respectfully submitted by the Executive Compensation Committee,

      Michael M. Apfelbaum, Committee Chairman
      Joseph I. Goldstein
      Jeffrey E. Perelman
      Richard E. Shulman


                            EXECUTIVE COMPENSATION
     The following table sets forth, with respect to the last three completed fiscal years, the compensation of the current Chairman of the Board & Treasurer, the President of the Company and the next three highest compensated executive officers of the Company in 2000. The determination as to which executive officers to include in the table are based upon total annual salary and bonus exceeding $100,000 in the last completed fiscal year.

                                   SUMMARY COMPENSATION TABLE
                                                                    Long Term
                                                                   Compensation
                                      Annual Compensation             Awards
                               ---------------------------------  ---------------
                                                                    Securities
                                                    Other Annual    Underlying      All Other
    Name and Principal           Salary    Bonus    Compensation     Options /     Compensation
        Position         Year     ($)       ($)         ($)           SARs (#)         ($)
  ---------------------  ----  ---------  --------  ------------  ---------------  ------------
  Robert F. Weis         2000   500,000        --          --         -- /     --      4,591
    Chairman of the      1999   500,000        --          --         -- /     --      4,600
    Board & Treasurer    1998   500,000        --          --         -- /     --      4,821

  Norman S. Rich         2000   450,000     6,750          --     20,000 / 10,000     35,651
    President            1999   410,000     6,150      25,781     27,211 / 10,000     36,127
                         1998   380,000     5,700      17,833      2,789 /  7,500     26,344

  William R. Mills       2000   198,000     2,970          --      3,000 /  3,500     13,126
    Vice President       1999   188,000     2,820      10,313      3,000 /  3,500     13,022
    Finance & Secretary  1998   175,500     2,633       8,917      2,000 /  3,000     13,235

  Robert M. Chessen      2000   155,000     7,400          --        200 /    500         --
    Vice President       1999        --        --          --         -- /     --         --
    Human Resources      1998        --        --          --         -- /     --         --

  Walter B. Bruce        2000   133,000     1,995          --        300 /  1,500     12,031
    Vice President       1999   128,000     1,920       6,875        300 /  2,000     12,237
    Private Label        1998   122,583     1,839       6,242        300 /  2,000     12,217

     "Other Annual Compensation" consists solely of payments on stock appreciation rights. There are no perquisites to report. "All Other Compensation" consists of the vested and non-vested benefits in the profit sharing, employee stock bonus, supplemental retirement and retirement benefit savings plans. The current year retirement amounts were estimated by outside actuaries for purposes of this report.

     Stock Appreciation Rights. The Company maintains a Stock Appreciation Rights program for certain of its officers and other key executives. Under this program, participants are granted rights equivalent to shares of Company stock. The rights expire in one year, at which time the value of any appreciation from the original date of issue is paid in cash to the participant. No stock is distributed to the participant and there are no plan provisions for reload or tax-reimbursement features.

     Stock Options. The Company has an Incentive Stock Option Plan. Under the terms of the plan, options are granted for shares of the Company's common stock based on the market value at the date of grant and may be exercised immediately. There are no plan provisions for reload or tax-reimbursement features.

     The following table contains all material information concerning stock options and stock appreciation rights granted to the named executives in the fiscal year ended December 30, 2000.

                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                          Potential Realizable
                                                                            Value at Assumed
                                                                            Annual Rates of
                                                                              Stock Price
                                                                            Appreciation for
                             Individual Grants                                Option Terms
  ---------------------------------------------------------------------  -----------------------
                      Number of     % of Total
                      Securities   Options/SARs   Exercise
                      Underlying    Granted to     or Base
                     Options/SARs  Employees in     Price    Expiration
        Name          Granted (#)  Fiscal Year    ($/Share)     Date       5% ($)      10% ($)
  -----------------  ------------  ------------   ---------  ----------  ----------  -----------
  Norman S. Rich       20,000 /       56.4% /      35.1250    7/31/2010    441,799    1,119,604
                       10,000         17.6%        35.0000    8/01/2001     17,500       35,000

  William R. Mills      3,000 /        8.5% /      35.1250    7/31/2010     66,270      167,941
                        3,500          6.2%        35.0000    8/01/2001      6,125       12,250

  Robert M. Chessen       200 /         .6% /      35.1250    7/31/2010      4,418       11,196
                          500           .9%        35.0000    8/01/2001        875        1,750

  Walter B. Bruce         300 /         .8% /      35.1250    7/31/2010      6,627       16,794
                        1,500          2.6%        35.0000    8/01/2001      2,625        5,250

     The following table summarizes stock options and stock appreciation rights exercised during 2000 and presents the value of unexercised options and stock appreciation rights held by the named executives at fiscal year end. The closing price of the stock at the fiscal year end was $38.3125.

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION/SAR VALUES
                                                                 Number of
                                                                Securities          Value of
                                                                Underlying         Unexercised
                                                                Unexercised       In-the-Money
                                                                Options/SARs      Options/SARs
                                                                at FY-End (#)     at FY-End ($)

                              Shares Acquired      Value        Exercisable/      Exercisable/
        Name          Type    on Exercise (#)   Realized ($)    Unexercisable     Unexercisable
  -----------------  -------  ---------------  --------------  ---------------  ----------------
  Norman S. Rich     Options          -                -       60,570 /      0  187,866 /      0
                     SARs             -                -            0 / 10,000        0 / 33,125

  William R. Mills   Options          -                -       12,000 /      0   48,189 /      0
                     SARs             -                -            0 /  3,500        0 / 11,594

  Robert M. Chessen  Options          -                -          200 /      0      638 /      0
                     SARs             -                -            0 /    500        0 /  1,656

  Walter B. Bruce    Options          -                -        1,200 /      0    3,900 /      0
                     SARs             -                -            0 /  1,500        0 /  4,969

        BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Executive Compensation Committee of the Board of Directors believes that the primary objective of the Company's executive compensation policies should be to attract and retain qualified executives, which is critical to the on-going success of the Company. The executive compensation program is based upon factors that are subjective in nature and are in the best interests of the Company and ultimately the shareholders. The Committee's primary objective is achieved by providing appropriate compensation and incentives that are competitive with executives at selected peer companies of comparable size and position in the retail business, while keeping compensation in line with the financial objectives of the Company. The Committee recognizes the fact that the Company is engaged in a highly competitive industry and thus annually examines market compensation levels and trends in the labor market. The Committee has retained a consulting firm that specializes in executive compensation issues. Based upon their recommendations, the Committee is in the process of revising the Company's compensation program.

     The Committee, through a review process with the President's written evaluation of executives other than the Chairman and the President, subjectively evaluates the performance of senior management. The reports include a review of each executive's performance for the most recent fiscal year. In addition, senior management is orally evaluated by the President as to their efforts and accomplishments throughout the period from information deemed relevant both internally and in light of the competitive position of the Company in the industry. These evaluations include qualitative factors such as the individuals' decision-making responsibilities, the professional experience required to perform given tasks, and their leadership and team-building skills. Although executive compensation is not specifically related to corporate performance, the overall performance of the Company is a consideration in determining executive compensation. The Chairman and President reported that the executives substantially met their objectives during the most recent fiscal year. The Committee determined the President's compensation based on subjective and qualitative considerations, which include the overall financial and operational success of the Company and also approved the continuation of the Chairman's compensation.

     Employment and Severance Agreements. The Committee notes that the President and Vice President Finance & Secretary have employment agreements with the Company. These agreements specify the terms of employment, including pay factors through the year 2004. In December 1999, the Company entered into two-year retention/severance agreements with the Vice President of Private Label and nine other key company executives, excluding employee members of the Board. The agreements provide that employment shall be at will, but if employment is terminated without cause, or the executive resigns for good reason, the executive shall receive his remaining salary and all benefits payable under the agreement. The agreements include a covenant not to compete clause, which is limited by time and geography.


     Respectfully submitted by the Executive Compensation Committee,

      Richard E. Shulman, Committee Chairman
      Michael M. Apfelbaum
      Joseph I. Goldstein
      Jeffrey E. Perelman
      Jonathan H. Weis

                          SHAREHOLDER RETURN PERFORMANCE
     The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the cumulative total return of a published group index for the Retail Grocery Stores Industry, (Peer Group), provided by Value Line, Inc., for the period of five fiscal years. The graph depicts $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Weis Markets, Inc. common stock, S&P 500, and the Peer Group. The cumulative total return assumes reinvestment of dividends.

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                       COMPARATIVE FIVE-YEAR TOTAL RETURNS



                  (This area contains a line graph based upon the information contained in the table below.)


                         1995    1996    1997    1998    1999    2000
                        ------  ------  ------  ------  ------  ------
Weis Markets            100.00  116.09  131.27  149.89  172.44  144.70
S&P 500                 100.00  123.25  164.21  210.85  253.61  227.89
Peer Group              100.00  138.22  194.31  295.71  240.16  282.07

                               RETIREMENT PLANS
     Profit Sharing Plan. The Company maintains, at its sole expense, a Profit Sharing Plan for certain salaried employees, store management and administrative support personnel. The purpose of the Plan is to enhance employee opportunities for their dedication and loyal service to the Company. The Board of Directors annually determines the amount of contribution to the Plan at its sole discretion. The contribution is allocated among the various plan participants in relationship to their compensation and years of service. Plan participants are 100% vested in their accounts after seven years of service with the Company and are entitled to receive a distribution of their vested accounts upon termination of employment, including retirement, disability or death.

     Employee Stock Ownership Plan. The Company maintains, at its sole expense, an Employee Stock Ownership Plan for certain salaried employees. The purpose of the Employee Stock Ownership Plan is to give eligible employees the pride of ownership in the Company. Eligible employees become participants at the beginning of the plan year following the two-year anniversary date of their employment, subject to break in service provisions. The Board of Directors annually determines the amount of contribution to the Plan at its sole discretion. The entire contribution is applied toward the purchase of the Company's stock and is distributed among participant accounts in relationship to their compensation. Every participant is fully vested. Vested interests in plan assets are distributed to participants upon reaching the applicable retirement age.

     Retirement Savings Plan. The Company maintains a Retirement Savings Plan pursuant to Section 401(k) of the Internal Revenue Code. Employees become eligible to participate once they complete one year of eligibility service and attain the age of 21. On a quarterly basis, the Company contributes into the plan at the rate of 25% of the employees first 4% of elective deferral. Plan participants are 100% vested in their accounts after seven years of service with the Company and are entitled to receive a distribution of their vested accounts upon termination of employment, including retirement, disability or death.

     Supplemental Retirement Plans. The Company maintains a non-qualified supplemental retirement plan for certain of its officers. The benefits are determined through actuarial calculations dependent on the age of the recipient. The benefit payable on an annual basis to Robert F. Weis would be $494,335 if he had retired as of the date of this Proxy.

     The Company also maintains a second non-qualified supplemental retirement plan for certain of its employees. This Plan is designed to provide retirement benefits and salary deferral opportunities because of the limitations imposed by the Internal Revenue Code and the Regulations implemented by the Internal Revenue Service. Participants in this plan are excluded from participation in the qualified Profit Sharing or Employee Stock Ownership plans. The Board of Directors annually determines the amount of the allocation to the Plan at its sole discretion. The allocation among the various plan participants is made in relationship to their compensation, years of service and job performance. Plan participants are 100% vested in their accounts after seven years of service with the Company. Benefits are distributed among participants upon reaching the applicable retirement age. Substantial risk of benefit forfeiture does exist for participants in this Plan.

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       PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
     Subject to ratification by the shareholders, the Board of Directors of the Company has appointed Ernst & Young LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year 2001. Representatives of the firm of Ernst & Young LLP will be present at the Annual Meeting of Shareholders. The Audit Committee and the Board of Directors recommend that the shareholders vote "FOR" such ratification of proposal number two.

     Audit Fees. Fees charged to the Company by Ernst & Young LLP for audit of the fiscal 2000 financial statements included in the Company's Annual Report on Form 10-K and for review of the financial statements included in the Company's Quarterly Reports on Form 10-Q, totaled $111,000. Fees for other audit related services totaled $210,000.

     Financial Information Systems Design and Implementation Fees. Ernst & Young LLP did not perform any financial information systems design or implementation services for the Company during fiscal year 2000.

     All Other Fees. Fees charged to the Company by Ernst & Young LLP for all other nonaudit related services totaled $65,706.

                     PROPOSAL NO. 3 OTHER BUSINESS MATTERS
     As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.


                                      By order of the Board of Directors,


                                      WILLIAM R. MILLS
                                      Secretary of the Company

Dated: May 28, 2001

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APPENDIX A.

                               WEIS MARKETS, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS


I.  Purpose

    The Audit Committee shall assist the Board of Directors in fulfilling its responsibilities and duties to the shareholders of Weis Markets, Inc. (the "Corporation") and to the investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In meeting its responsibilities, the Audit Committee is expected to maintain open avenues of communication among the independent auditors, the internal auditors, management of the Corporation, and the Board of Directors.

II. Organization

    The Audit Committee shall be comprised of three or more directors who are independent of management, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Audit Committee. The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors, and shall serve until their successors are duly elected and qualified. The Board of Directors shall designate one of the members of the Audit Committee to serve as its Chair. The Audit Committee, through its Chair, shall have the right to consult with counsel in the performance of its responsibilities and duties.

III.Meetings

    The Audit Committee shall meet at least four times per year on a quarterly basis or more frequently as circumstances require. The Audit Committee may require members of management to attend its meetings and to provide pertinent information as necessary.

    The Audit Committee shall meet with the independent auditors, the internal auditors and management each quarter and shall review the Corporation's financial statements.

    In order to maintain open communication, the Audit Committee shall also meet separately at least annually, or more frequently if the Chair of the Audit Committee believes it is necessary or if requested by the independent auditors, with each of the independent auditors, the internal auditors and management to discuss any matters that the participants of such meeting believe should be discussed privately.

    The Audit Committee shall either submit the minutes of each of its meetings to the Board of Directors or report the matters raised at each of its meetings to the Board of Directors.

IV. Responsibilities and Duties

    To fulfill its responsibilities, the Audit Committee shall:

    A. Documents/Reports Review

       1. Review the Corporation's annual financial statements and any other reports, documents or financial information to be submitted to shareholders, (including but not limited to the Securities and Exchange Commission filings), as deemed significant by management or the outside auditors.

       2. Review the regular internal reports to management prepared by the internal auditors and management's response to these reports.

       3. Review the financial press releases of the Company if the press release involves the annual financial results, which would be ultimately reported in the 10-K Filing made by the Corporation.

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    B. Independent Auditors

       1. Review the performance of the independent auditors and make recommendations to the Board of Directors regarding the appointment or termination of the independent auditors.

       2. Review and discuss with the independent auditors all significant relationships that the independent auditors have with the Corporation to assess the independent auditors' continued independence.

       3. Consult with the independent auditors about the completeness and accuracy of the Corporation's financial statements.

    C. Financial Reporting Process

          In consultation with the independent auditors and the internal auditors, review the integrity of the Corporation's accounting practices and financial reporting processes, including the independence and authority of the independent auditors and the internal auditors, and the proposed audit plans.

    D. Process Improvement

       1. Establish regular and separate systems of reporting to the Audit Committee by each of the independent auditors, the internal auditors and management regarding any significant judgments made in management's preparation of the financial statements.

       2. Following completion of the annual audit, review with the independent auditors, the internal auditors and management any significant difficulties encountered during the course of the audit.

       3. Review with independent auditors, the internal auditors and management, the adequacy and effectiveness of the accounting and financial controls and procedures of the Corporation, and elicit any recommendations for the improvement of such controls and procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis shall be given to the adequacy of such controls and procedures to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically shall review Corporation policy statements to determine their adherence to such controls and procedures.

       4. Review any significant disagreement among the independent auditors, the internal auditors and management in connection with the preparation of the financial statements.

    E. Ethical and Legal Compliance

       1. Review periodically the Corporation's policies and procedures with respect to ethical conduct, and ensure that management has established a system to enforce such policies and procedures.

       2. Review with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

       3. Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

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